Exhibit 99.1

October 8, 2020

GenMark Diagnostics Provides Preliminary Financial Results for Third Quarter 2020

Third Quarter 2020 Revenue Expected to Represent Approximately 104% Year-Over-Year Growth

CARLSBAD, Calif. - GenMark Diagnostics, Inc. (NASDAQ:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today provided preliminary financial results for the quarter ended September 30, 2020.

Third Quarter 2020 Highlights
•Placed net 70 ePlex® analyzers, finishing the quarter with a global installed base of more than 720 ePlex analyzers, an increase of 47% versus the third quarter of 2019
•Total revenue expected to be approximately $42.6 million, representing an increase of 104% over the third quarter of 2019
–ePlex revenue expected to be approximately $38.0 million, an increase of 187% compared to the third quarter of 2019
–Average annuity per analyzer of approximately $193,000, up 82% over the third quarter of 2019
–Exited the quarter with ePlex Respiratory Pathogen Panel 2 (RP2) revenue representing approximately 63% of ePlex consumable revenue, driven by the growing number of customer conversions from ePlex SARS-CoV-2 to RP2 ahead of respiratory season
•Gross margin expected to be in the range of 38% to 39%, compared to 34% in the third quarter of 2019

“I am extremely proud of the hard work and meaningful progress our team has made during these unprecedented times,” said Scott Mendel, President and Chief Executive Officer. “We continued to see strong demand for both ePlex systems and consumables, including a significant portion of our customers adopting sample-to-answer syndromic testing for the first time. In addition to our commercial successes in the quarter, our manufacturing expansion effort remains on track to meet our capacity goal of 150,000 to 175,000 tests per month by the end of 2020 and 200,000 per month by the end of first quarter of 2021,” concluded Mendel.

These preliminary results are based on management's initial analysis of operations for the quarter ended September 30, 2020 and are subject to further internal review. The company expects to issue full third quarter 2020 financial results in late October.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections. For more information, visit www.genmarkdx.com.

Safe Harbor Statement
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our preliminary, unaudited financial and operational performance, our ability to secure enduring revenue streams extending beyond the COVID-19 pandemic, regulatory submissions and approvals, and plans and objectives of management, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, disruptions to our supply chain, audit adjustments to our preliminary results, our ability to successfully obtain 510(k) market clearance for our EUA products, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to retain customers beyond the COVID-19 pandemic, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends, or circumstances after the date they are made.

Investor Relations Contact
Leigh Salvo
(415) 937-5404